EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Provides Update on Manufacturing for Its Flood-Impacted Fiber Optics Products

The Company Reaches Pre-Flood Capacity on Key Telecom Production Line and
Expects to Achieve Pre-Flood Levels on All Impacted Lines by October 2012

Albuquerque, New Mexico, July 18, 2012 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the fiber optic and solar power markets, announced today that it expects to be fully recovered from the impact of the Thailand floods on its manufacturing operations, and able to achieve pre-flood production levels on all of its continuing product lines by October 2012. EMCORE expects increased shipments for its fiber optics segment in the coming quarters as manufacturing volume ramps to normal levels.

In October 2011 EMCORE announced that flood waters had severely impacted the inventory and production operations of the Company's primary contract manufacturer in Thailand. The impacted areas included certain product lines for the Telecom and Cable Television (CATV) market segments. The Photovoltaics segment was not affected by the Thailand floods.  Since that announcement, EMCORE has developed and implemented a plan to rebuild the impacted production lines at other locations, including an alternate facility of its contract manufacturer in Thailand, as well as its own manufacturing facilities in China and the United States.

EMCORE reports that the rebuild plan is progressing on schedule. The production line for ITLAs (Integrable Tunable Laser Assemblies) for 40 and 100 Gb/s (Gigabit per second) coherent telecom applications has been up and running since March at its contract manufacturer in Thailand, ahead of schedule. Production line qualification has been completed and most customers successfully completed full-line audits and started taking shipments in April. As of this quarter, the ITLA line is operating at pre-flood capacity run-rates. The CATV laser module and transmitter production lines at EMCORE's facility in China reached pre-flood capacity levels in mid July. EMCORE expects the Tunable XFP (TXFP) transceiver line at the Company's contract manufacturer in Thailand to reach volume production levels by October 2012. In the meantime, TXFP manufacturing is continuing in the U.S. at EMCORE's Newark, California facility.

“We are very appreciative of our customers' understanding, cooperation, and support during the rebuild of impacted production lines the past 9 months,” said Jaime Reloj, Vice President of Business Development for EMCORE. “Our customers have demonstrated their commitment by closely working with us to accelerate product qualification from the new lines. Based on the strong demand for certain product lines, such as ITLA, EMCORE is increasing production capacity to exceed pre-flood levels to support orders for 40 and 100 Gb/s coherent applications.”

“EMCORE would like to thank our customers and manufacturing partners for their cooperation and assistance during this difficult period,” commented Dr. Hong Hou, Chief Executive Officer for EMCORE. “We are happy to report that we are almost fully recovered from the flood disaster with a renewed focus and operational rigor. We look forward to delivering innovative product solutions based on our superior technology platforms and new state-of -the-art fulfillment infrastructure to meet our customers' ongoing needs.”

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for both space and terrestrial solar power applications. For space applications, EMCORE offers high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For terrestrial applications, EMCORE offers a broad portfolio of Concentrator Photovoltaic (CPV) multi-junction solar cells and components, as well as commercial rooftop solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's expectations, goals or intentions, including, but not limited to, financial performance, production schedules, expected customer sales, product features and their benefits, product quality and product performance. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause EMCORE's actual results to differ from those set forth in any forward-looking statement are discussed in more detail in EMCORE's SEC filings available at www.sec.gov, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
EMCORE Corporation
Jaime Reloj
Vice President Business Development
jaime_reloj@emcore.com

Investor
TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com